                                                                 Exhibit (n)(ii)

                                     AMENDED
                                SCHEDULE A TO THE
                             MULTIPLE CLASS PLAN OF
                               SCHWAB INVESTMENTS


Name of Fund and Class                                            Shareholder Service Fee (as a         Transfer Agent Fee (as a
                                                                 percentage of average daily net     percentage of average daily net
                                                                    assets of the Fund Class)           assets of the Fund Class)
Schwab 1000 Fund Investor Shares                                              0.20%                               0.05%

Schwab 1000 Fund Select Shares                                                0.05%                               0.05%

Schwab Yield Plus Fund -- Investor Shares                                     0.20%                               0.05%

Schwab Yield Plus Fund -- Select Shares                                       0.05%                               0.05%

Schwab GNMA Fund -- Investor Shares                                           0.20%                               0.05%

Schwab GNMA Fund -- Select Shares                                             0.05%                               0.05%

Schwab California Tax-Free YieldPlus Fund -- Investor Shares                  0.20%                               0.05%

Schwab California Tax-Free YieldPlus Fund -- Select Shares                    0.05%                               0.05%

Schwab Tax-Free YieldPlus Fund -- Investor Shares                             0.20%                               0.05%

Schwab Tax-Free YieldPlus Fund -- Select Shares                               0.05%                               0.05%

Schwab Inflation Protected Fund -- Investor Shares                            0.20%                               0.05%

Schwab Inflation Protected Fund -- Select Shares                              0.05%                               0.05%

Schwab Global Real Estate Fund -- Investor Shares                             0.20%                               0.05%

Schwab Global Real Estate Fund -- Select Shares                               0.05%                               0.05%

Schwab Premier Income Fund -- Investor Shares                                 0.20%                               0.05%

Schwab Premier Income Fund -- Select Shares                                   0.05%                               0.05%

Schwab Premier Income Fund -- Institutional Shares                            0.05%                               0.05%


                                CHARLES SCHWAB INVESTMENT
                                MANAGEMENT, INC.


                                By:     /s/ Randall W. Merk
                                        -------------------
                                Name:   Randall W. Merk
                                Title:  President and
                                        Chief Executive Officer


Date as of September 19, 2007
           ------------------